Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Tengion, Inc.

Dated: March 14, 2011

HealthCap IV, L.P.
By its Sole General Partner, HealthCap IV GP SA, L.L.C.

By:	/s/ Peder Fredrikson

Print Name:	Peder Fredrikson

Title:	President

HealthCap IV, K.B.
By its Sole General Partner, HealthCap IV GP AB, L.L.C.

By:	/s/ Per Samuelsson	By:	/s/ Björn Odlander

Print Name:	Per Samuelsson	Print Name:	Björn Odlander

Title:	Partner	Title:	Partner

HealthCap IV BIS, L.P.
By its Sole General Partner, HealthCap IV GP SA, L.L.C.

By:	/s/ Peder Fredrikson

Print Name:	Peder Fredrikson

Title:	President

OFCO Club IV
By Odlander, Fredrikson & Co AB, L.L.C., as a member and on behalf of all members, if any, of the OFCO Club IV

By:	/s/ Per Samuelsson	By:	/s/ Björn Odlander

Print Name:	Per Samuelsson	Print Name:	Björn Odlander

Print Title:	Partner	Title:	Partner